Contact:	Joyce Carson Exelon Investor Relations 312-394-3441	FOR IMMEDIATE RELEASE

Kathleen Cantillon Exelon Corporate Communications 312-394-2794
Exelon Records ComEd-driven $776 Million Charge against Goodwill;
Announces Solid Third Quarter Operating Results
CHICAGO (October 27, 2006) — Exelon Corporation’s (Exelon) third quarter 2006 consolidated loss prepared in accordance with GAAP was $44 million, or $0.07 per share, compared with earnings of $725 million, or $1.07 per diluted share, in the third quarter of 2005.
The third quarter 2006 loss was primarily driven by an impairment of the goodwill at Commonwealth Edison Company (ComEd), resulting in a non-cash charge of $776 million, or $1.15 per diluted share. Due to the significant negative impact of the Illinois Commerce Commission’s (ICC) July 26, 2006 order in ComEd’s Rate Case, ComEd performed a goodwill impairment analysis, which resulted in the above-mentioned charge.
Exelon’s adjusted (non-GAAP) operating earnings for the third quarter of 2006 were $690 million, or $1.02 per diluted share, compared with $645 million, or $0.95 per diluted share, for the same period in 2005. The 7 percent increase in adjusted (non-GAAP) operating earnings per share was primarily the result of higher margins on wholesale market sales, increased output due to strong nuclear performance at Exelon Generation Company, LLC (Generation) and higher electric revenues associated with certain authorized rate increases at PECO Energy Company (PECO). The Exelon-operated nuclear plants achieved a 95.8 percent capacity factor for the third quarter of 2006, compared with 95.0 percent for the third quarter of 2005, and an all-time high summer capacity factor of 98.1 percent. The positive factors were partially offset by the effects of unfavorable weather conditions as compared with last year in the ComEd and PECO service territories, higher operating and maintenance expense, and increased depreciation and amortization, including the scheduled higher competitive transition charge (CTC) amortization at PECO.
“Our third quarter performance was strong, as shown by the operating earnings, nuclear performance, fossil fleet availability, and improving generation margins,” said John W. Rowe, Exelon’s chairman, president and CEO. Rowe continued, “We were, of course, very disappointed by the results in the ComEd delivery rate case, which led to the goodwill charge, and will seek to improve ComEd’s financial strength through our request for rehearing and future rate cases. As you know, the rate case is not the

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only issue in Illinois, and ComEd is currently committed to opposing a proposed rate freeze extension in the Illinois legislature. ComEd must have the financial strength to meet its own obligations and cannot look to the other Exelon companies to do that. Both ComEd and Exelon are prepared to take any legal measures necessary to protect themselves.”
A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the third quarter of 2006 do not include the following items that are included in reported GAAP earnings (all after tax):
•	A charge of $776 million, or $1.15 per diluted share, related to the impairment of ComEd’s goodwill.

•	Mark-to-market gains of $58 million, or $0.08 per diluted share, primarily from Generation’s non-trading activities.

•	A one-time benefit of $52 million, or $0.08 per diluted share, approved by the ICC’s July 26 order to recover previously incurred losses on the extinguishment of debt as part of ComEd’s 2004 Accelerated Liability Management Plan.

•	Expenses of $42 million, or $0.06 per diluted share, related to certain merger-related costs associated with the recently terminated merger with Public Service Enterprise Group Incorporated (PSEG). This charge includes approximately $35 million for the write-off of previously capitalized merger-related costs.

•	Severance and severance-related charges of $14 million, or $0.02 per diluted share.

•	A net loss of $13 million, or $0.02 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.
Adjusted (non-GAAP) operating earnings for the third quarter of 2005 do not include the following items that are included in reported GAAP earnings (all after-tax):
•	Mark-to-market gains of $52 million, or $0.08 per diluted share, from Generation’s non-trading activities.

•	Earnings of $28 million, or $0.04 per diluted share, from investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains associated with the related derivatives.
2006 Earnings Outlook
“With three quarters of strong performance behind us, we are confident in our ability to deliver 2006 results in our operating earnings guidance range of $3.15 to $3.30 per share,” said Rowe. Earnings guidance is based on the assumption of normal weather for the remainder of the year.
With increasing focus on its individual businesses, Exelon is providing guidance for each operating company’s contribution to 2006 earnings. The following table indicates guidance ranges by operating company for 2006 adjusted (non-GAAP) operating earnings per Exelon share.

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ComEd:	$0.75 to $0.80
PECO:	$0.60 to $0.65
Generation:	$1.85 to $1.95
Other (a):	$(0.05) to $(0.10)

(a)	Includes the Exelon holding company, which includes financing and other activities.
The outlook for 2006 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:
•	mark-to-market adjustments from non-trading activities;
•	investments in synthetic fuel-producing facilities;
•	certain costs associated with the recently terminated merger with PSEG;
•	significant impairments of intangible assets;
•	certain severance and severance-related costs;
•	significant changes in decommissioning obligation estimates;
•	any impact of the ICC’s July 26 order rehearing process in the fourth quarter of 2006;
•	losses on extinguishments of long-term debt to be recovered by ComEd as approved in the July 26 ICC rate order; and
•	other unusual items, including any future changes to GAAP.
Giving consideration to these factors, Exelon estimates GAAP earnings in 2006 will fall in the range of $2.15 to $2.30 per share, excluding any impact of the ICC’s July 26 order rehearing process in the fourth quarter of 2006. This range is lower than the previous estimate of $3.00 to $3.30 per share primarily due to the impairment of ComEd’s goodwill in the third quarter.
Third Quarter Highlights
•	Termination of the Proposed Merger with PSEG: On September 14, 2006, Exelon gave formal notice to PSEG that Exelon had terminated the merger agreement and the companies agreed to withdraw their application for merger approval, which had been pending before the New Jersey Board of Public Utilities for more than 19 months. The notice followed a number of discussions with state officials and other interested parties, which made clear that gaps separating the parties’ respective settlement positions were insurmountable.

•	ComEd Rate Case: On July 26, 2006, the ICC issued its Final Order in ComEd’s first general rate case since January 1995. The Order allowed an $8 million revenue increase, subject to rehearing and appeal, effective January 2, 2007. ComEd had proposed a revenue increase of $317 million in order to reflect its rising costs and significant capital investment in its delivery system. ComEd believes that the disallowances contained in the Order are inappropriate and intends to vigorously pursue these issues on rehearing and appeal. On August 30, 2006, the ICC granted in part, and denied in part, ComEd’s request for rehearing. The rehearing process may take up to five months to complete although an order is anticipated in December. ComEd intends to appeal the Rate Case if the results of its petition for rehearing are unsuccessful. Other parties to the proceeding also have filed requests for rehearing. “We are hopeful that the ICC will agree that ComEd needs more revenue than provided in the July 26 Order to meet our customer’s delivery service needs,” states ComEd chairman Frank Clark.

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•	Illinois Auction: On January 24, 2006, the ICC approved ComEd’s procurement case, authorizing ComEd to procure electricity after 2006 through a “reverse-auction” competitive bidding process and to recover the costs from retail customers with no markup. The ICC order in the procurement case is under appeal. The first auction took place during September 5-8, 2006. For the initial auction, ComEd’s entire 2007 load and a portion of its 2008 and 2009 load were offered for bid. In order to mitigate the effects of changes in future prices, the load for residential and commercial customers less than 400 kW will be served through a blended product utilizing staggered three-year contracts. The ICC declared the auction results successful for the annual and blended products but rejected the hourly auction results, a product generally offered to large commercial and industrial customers who are frequent shoppers for alternative electricity supplies. Under ComEd’s tariffs, electricity that would have been procured through the hourly auction will be purchased in PJM-administered markets. Based on the requirements of the ICC, the amounts won by the 16 winning suppliers in the auction will not be made public until December 1, 2006. ComEd has entered into contracts with suppliers who have won shares of the ComEd products through the auction, including Generation. Suppliers were limited to winning no more than 35% of each section of the auction. Under the auction results, ComEd’s residential rates will increase approximately 22 percent — this result means that, in fact, ComEd’s residential rates in 2007 will be lower than they were in 1995.

•	ComEd Residential Rate Stabilization Program: On August 29, 2006, ComEd filed a modified residential rate stabilization proposal to ease residential customers’ transition after 2006 to cost-based rates from frozen rates, which requires regulatory approval to implement. The proposal includes an “opt-in” feature to give customers the choice to participate in the program. For those customers electing to participate in the program, ComEd would cap the annual rate increases that ComEd could pass through to these customers to 10 percent in each of 2007, 2008 and 2009. Costs that exceed the caps would be deferred and recovered with a 6.5% return over three years from 2010 to 2012. On October 20, an ICC Administrative Law Judge issued a proposed order recommending that the ICC approve the program as currently agreed to between ComEd and the ICC Staff, as described above, and that the ICC reject the Attorney General’s legal objections to the program. Exceptions to the proposed order are due on November 3. An ICC ruling is expected by late November 2006.

•	Illinois Rate Freeze Extension Proposal: On February 24, 2006, House Bill 5766 was introduced in the Illinois General Assembly and was referred to the Rules Committee. House Bill 5766, if enacted, would extend the current rate freeze in Illinois until at least 2010. The Illinois General Assembly took no action on the bill and is now adjourned. It is scheduled to resume session in November 2006. On October 2, the Speaker of the House requested in writing that the Governor call a special session of the Legislature to vote on rate freeze legislation. Further, a rate freeze extension bill was approved by the House Electric Utility Oversight Committee in a specially convened hearing on October 9. The bill still needs to be voted on by the House and Senate before it can be presented to the Governor for signature. In order for the bill to be effective in January 2007, a super-majority (three-fifths) vote is required in both the House and Senate. ComEd believes the proposed legislation, if enacted into law, would have devastating consequences for Illinois, ComEd and consumers of electricity. Furthermore, ComEd believes that such a law will violate Federal law and the U.S. Constitution, and ComEd is prepared to challenge the rate freeze legislation in court. “The threat of rate freeze extension legislation is, unfortunately, real,” noted ComEd’s Clark. “If we are faced with an extended rate

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freeze, our costs will very quickly exceed our revenues — we would face a projected cash shortfall of at least $1.4 billion in 2007,” he added. “We are doing all we can to persuade Illinois policymakers that a continued rate freeze would be disastrous for the Illinois electric industry and our customers — ultimately our customers would pay more for electricity,” Clark concluded.

•	Credit Rating Actions: On July 26, 2006, Moody’s Investors Service (Moody’s) downgraded ComEd’s ratings for senior secured debt, senior unsecured debt and commercial paper to Baa2, Baa3 and P-3, respectively. Moody’s attributed the downgrade to a difficult political and regulatory environment in Illinois, uncertainty about the outcome of the electricity supply auction and the expectation of a material regulatory deferral. On October 10, 2006, Moody’s placed ComEd’s security ratings under review for possible downgrade resulting from perceived increasing political and regulatory risk in Illinois.

On July 31, 2006, Fitch Ratings downgraded ComEd’s ratings for senior secured debt to BBB+ and senior unsecured debt to BBB. ComEd’s commercial paper rating was affirmed at F2. The rating outlook remains negative. The rating action reflects Fitch’s view of the unfavorable rate order issued by the ICC and of uncertainty in Illinois with respect to the electricity procurement process scheduled for implementation in January 2007.

On October 5, 2006, Standard and Poor’s Corporation downgraded ComEd’s ratings for senior secured debt, senior unsecured debt and commercial paper to BBB, BB+ and A3, respectively, due to perceived political risk related to the rate freeze extension proposal. The ratings on Exelon, PECO and Generation were affirmed; however, the ratings for all the companies were placed under Credit Watch with negative implications.

•	ComEd Goodwill: Due to the significant negative impact of the ICC’s order in ComEd’s Rate Case to the cash flows and value of ComEd, an impairment assessment was required during the third quarter of 2006. Based on the results of ComEd’s goodwill impairment analysis, Exelon and ComEd recorded an after-tax impairment charge of $776 million to reduce the carrying value of the goodwill during the third quarter of 2006. After reflecting the impairment, ComEd and Exelon have $2,694 million of goodwill as of September 30, 2006. ComEd will complete its annual required impairment analysis during the fourth quarter of 2006.

•	Financing Activities: In August, ComEd issued $300 million of 5.95% First Mortgage Bonds due 2016 and, in October, issued an additional $115 million of 5.95% First Mortgage Bonds due 2016. The proceeds of the bonds were used to repay first mortgage bonds and commercial paper and for other general corporate purposes. In September, PECO issued $300 million of 5.95% First Mortgage Bonds due 2036. The proceeds were used to repay commercial paper and for other general corporate purposes. In September, Generation entered into three separate revolving credit facilities with aggregate bank commitments of $1 billion. The additional credit facilities were each for a maximum term of 364 days after the effective date of the facility, or earlier when new facilities were in place. On October 26, Exelon, PECO and Generation entered into new unsecured credit facilities of $1 billion, $600 million and $5 billion, respectively, which replace all existing facilities. The new facilities are for a term of five years.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG, with assistance from Generation through the Nuclear Operating Services Contract, produced 35,867 GWhs in the third quarter of 2006, compared with

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35,584 GWhs in the third quarter of 2005. The Exelon-operated nuclear plants began two scheduled refueling outages in the third quarters of 2006 and 2005, and refueling outage days totaled 35 and 16, respectively. Total non-refueling outage days for the Exelon-operated nuclear plants in the third quarter of 2006 were 4 versus 29 in the third quarter of 2005.

•	Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 92.8 percent in the third quarter of 2006, compared with 89.7 percent in the third quarter of 2005, primarily due to improved performance of the coal and Texas gas units. The equivalent availability factor for the hydro facilities was 88.9 percent, a 3.3 percent improvement over third quarter 2005 performance, due to less planned outage work performed in the third quarter 2006.
OPERATING COMPANY RESULTS
ComEd consists of the retail and wholesale electricity transmission and distribution operations in northern Illinois.
ComEd recorded a net loss in the third quarter of 2006 of $506 million compared with net income of $224 million in the third quarter of 2005. The third quarter 2006 net loss included (all after tax) a non-cash charge of $776 million related to the impairment of ComEd’s goodwill, a one-time benefit of $52 million approved by the ICC’s July 26 order to recover previously incurred losses on the extinguishment of debt as part of ComEd’s 2004 Accelerated Liability Management Plan, and severance and severance-related charges of $5 million. The third quarter 2005 net income included a reduction in severance and severance-related reserves of $3 million after tax and certain integration costs associated with the recently terminated merger with PSEG of $1 million after tax. Excluding the impact of these and other minor items, ComEd’s net income in the third quarter of 2006 increased $1 million compared with the same quarter last year, primarily due to a one-time benefit approved by the ICC’s July 26 order to recover previously incurred environmental costs associated with manufactured gas plants and lower purchased power expense attributable to a contractual decrease in prices associated with ComEd’s power purchase agreement with Generation, largely offset by the impact of less favorable weather.
In the ComEd service territory, cooling degree-days were down 12 percent relative to the same period in 2005, but were 18 percent above normal. ComEd’s total retail kWh deliveries decreased 4 percent in 2006 as compared with 2005, with a 12 percent decrease in deliveries to the residential customer class, largely due to less favorable weather. ComEd’s third quarter 2006 revenues were $1,840 million, down 6 percent from $1,948 million in 2005, primarily due to decreased deliveries to residential and Power Purchase Option (PPO) customers. For ComEd, weather had an unfavorable after-tax impact of $33 million on third quarter 2006 earnings relative to 2005 and had a favorable after-tax impact of $10 million relative to the normal weather that was incorporated in earnings guidance.
The number of customers being served in the ComEd region has increased 1.3 percent since the third quarter of 2005, while weather-normalized kWh deliveries declined 1.5 percent compared with the third quarter of 2005, according to our models, largely due to a decrease in usage per customer for the residential and small commercial and industrial classes.
PECO consists of the retail electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.
PECO’s net income in the third quarter of 2006 was $134 million, a decrease from net income of $166 million in the third quarter of 2005. The third quarter 2006 net income included (all after tax) severance

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and severance-related charges of $3 million, and expenses of $3 million related to certain integration costs associated with the recently terminated merger with PSEG. The third quarter 2005 net income included (after tax) expenses of $3 million related to certain integration costs associated with the recently terminated merger with PSEG. Excluding the impact of these items, PECO’s net income in the third quarter of 2006 decreased $29 million compared with the same quarter last year primarily due to higher CTC amortization and higher storm costs, partially offset by higher revenues, net of purchased power and fuel expense, and an investment tax credit refund and associated interest income. Higher net revenues reflected certain authorized electric rate increases, including a scheduled CTC rate increase, partially offset by lower net electric revenues as a result of unfavorable weather. The increases in CTC amortization expense and CTC rates are in accordance with PECO’s 1998 restructuring settlement with the Pennsylvania Public Utility Commission (PAPUC). As expected, the increase in CTC amortization expense exceeded the increase in CTC revenues.
In the PECO service territory, cooling degree-days were down 18 percent from 2005, but were 8 percent above normal. PECO’s total electric retail kWh deliveries decreased 4 percent, with residential deliveries down 9 percent. Total gas retail deliveries were up 4 percent from the 2005 period. PECO’s third quarter 2006 revenues were $1,379 million, up 4 percent from $1,322 million in 2005, primarily due to the above-mentioned electric rate increases and a net increase in gas rates through PAPUC-approved changes to the purchased gas adjustment clause. For PECO, weather had an unfavorable after-tax impact of $7 million on third quarter 2006 earnings relative to 2005 and a favorable after-tax impact of $4 million relative to the normal weather that was incorporated in earnings guidance.
The number of electric customers being served in the PECO region has increased 0.5 percent since the third quarter of 2005, with weather-normalized kWh growth of 0.6 percent compared with the third quarter of 2005, according to our models.
Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions.
Third quarter 2006 net income was $394 million compared with $335 million in the third quarter of 2005. Third quarter 2006 net income included (all after tax) mark-to-market gains of $56 million from non-trading activities, severance and severance-related charges of $6 million, certain integration costs of $2 million associated with the recently terminated merger with PSEG and income of $1 million related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Third quarter 2005 net income included after-tax mark-to-market gains of $52 million from non-trading activities and after-tax income of $1 million related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Excluding the impact of these and other minor items, Generation’s net income in the third quarter of 2006 increased $64 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, partially offset by higher operating and maintenance expense largely due to higher nuclear refueling outage costs.
Generation’s revenue, net of purchased power and fuel expense, increased by $134 million in the third quarter of 2006 compared with the third quarter of 2005 excluding the mark-to-market impact in both years. The quarter-over-quarter increase in revenue, net of purchased power and fuel expense, was driven by higher average margins on wholesale market sales due to more favorably-priced hedges, the impact of higher hydro and nuclear generation, lower purchased power costs and the contractual increase in the prices associated with Generation’s power sales agreement with PECO, partially offset by the contractual decrease in prices associated with Generation’s power sales agreement with ComEd. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding

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trading activity, was $22.09 per MWh in the third quarter of 2006 compared with $18.52 per MWh in the third quarter of 2005.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on October 27, 2006.
Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 27, 2006. The call-in number in the U.S. is 800-418-7236, and the international call-in number is 973-935-8757. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until November 10. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 7947312.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2005 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 17, PECO-Note 15 and Generation-Note 17; (2) Exelon Corporation’s Third Quarter 2006 Quarterly Report on Form 10-Q (to be filed on October 27, 2006) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and natural gas to more than 470,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended September 30, 2006 and 2005	1

Consolidating Statements of Income — Nine Months Ended September 30, 2006 and 2005	2

Business Segment Comparative Income Statements — ComEd and PECO — Three and Nine Months Ended September 30, 2006 and 2005	3

Business Segment Comparative Income Statements — Generation and Other — Three and Nine Months Ended September 30, 2006 and 2005	4

Consolidated Balance Sheets — September 30, 2006 and December 31, 2005	5

Consolidated Statements of Cash Flows — Nine Months Ended September 30, 2006 and 2005	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Exelon — Three Months Ended September 30, 2006 and 2005	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Exelon — Nine Months Ended September 30, 2006 and 2005	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended September 30, 2006 and 2005	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Three Months Ended September 30, 2006 and 2005	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Nine Months Ended September 30, 2006 and 2005	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Nine Months Ended September 30, 2006 and 2005	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — ComEd — Three and Nine Months Ended September 30, 2006 and 2005	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — PECO — Three and Nine Months Ended September 30, 2006 and 2005	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Generation — Three and Nine Months Ended September 30, 2006 and 2005	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Other — Three and Nine Months Ended September 30, 2006 and 2005	16

Electric Sales Statistics — Three and Nine Months Ended September 30, 2006 and 2005	17

ComEd and PECO Sales Statistics — Three Months Ended September 30, 2006 and 2005	18

ComEd and PECO Sales Statistics — Nine Months Ended September 30, 2006 and 2005	19

Exelon Generation Power Marketing Statistics — Three Months Ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005	20

Exelon Generation Power Marketing Statistics — Nine Months Ended September 30, 2006 and 2005	21

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended September 30, 2006
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,840	$1,379	$2,635	$(1,453)	$4,401

Operating expenses
Purchased power	994	624	826	(1,448)	996
Fuel	—	42	447	—	489
Operating and maintenance	210	191	574	109	1,084
Impairment of goodwill	776	—	—	—	776
Depreciation and amortization	115	204	71	10	400
Taxes other than income	83	81	49	5	218

Total operating expenses	2,178	1,142	1,967	(1,324)	3,963

Operating income (loss)	(338)	237	668	(129)	438

Other income and deductions
Interest expense, net	(78)	(66)	(38)	(36)	(218)
Equity in losses of unconsolidated affiliates	(2)	(2)	(5)	(4)	(13)
Other, net	89	11	12	2	114

Total other income and deductions	9	(57)	(31)	(38)	(117)

Income (loss) from continuing operations before income taxes	(329)	180	637	(167)	321
Income taxes	177	46	244	(101)	366

Income (loss) from continuing operations	(506)	134	393	(66)	(45)
Income from discontinued operations	—	—	1	—	1

Net income (loss)	$(506)	$134	$394	$(66)	$(44)

	Three Months Ended September 30, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,948	$1,322	$2,711	$(1,508)	$4,473

Operating expenses
Purchased power	1,082	584	1,047	(1,503)	1,210
Fuel	—	42	441	(1)	482
Operating and maintenance	211	143	537	9	900
Depreciation and amortization	111	159	63	25	358
Taxes other than income	81	74	48	8	211

Total operating expenses	1,485	1,002	2,136	(1,462)	3,161

Operating income (loss)	463	320	575	(46)	1,312

Other income and deductions
Interest expense, net	(71)	(70)	(33)	(42)	(216)
Equity in losses of unconsolidated affiliates	(3)	(4)	(2)	(30)	(39)
Other, net	(10)	2	13	6	11

Total other income and deductions	(84)	(72)	(22)	(66)	(244)

Income (loss) from continuing operations before income taxes	379	248	553	(112)	1,068
Income taxes	155	82	219	(112)	344

Income from continuing operations	224	166	334	—	724
Income from discontinued operations	—	—	1	—	1

Net income	$224	$166	$335	$—	$725

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Nine Months Ended September 30, 2006
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$4,720	$3,933	$7,069	$(3,762)	$11,960

Operating expenses
Purchased power	2,623	1,611	1,607	(3,749)	2,092
Fuel	—	445	1,484	(1)	1,928
Operating and maintenance	644	479	1,682	184	2,989
Impairment of goodwill	776	—	—	—	776
Depreciation and amortization	320	547	210	58	1,135
Taxes other than income	234	198	133	17	582

Total operating expenses	4,597	3,280	5,116	(3,491)	9,502

Operating income (loss)	123	653	1,953	(271)	2,458

Other income and deductions
Interest expense, net	(230)	(202)	(120)	(111)	(663)
Equity in losses of unconsolidated affiliates	(8)	(7)	(9)	(50)	(74)
Other, net	90	16	31	68	205

Total other income and deductions	(148)	(193)	(98)	(93)	(532)

Income (loss) from continuing operations before income taxes	(25)	460	1,855	(364)	1,926
Income taxes	300	140	696	(207)	929

Income (loss) from continuing operations	(325)	320	1,159	(157)	997
Income (loss) from discontinued operations	—	—	4	(1)	3

Net income (loss)	$(325)	$320	$1,163	$(158)	$1,000

	Nine Months Ended September 30, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$4,822	$3,661	$6,836	$(3,800)	$11,519

Operating expenses
Purchased power	2,761	1,454	2,014	(3,787)	2,442
Fuel	—	373	1,227	(2)	1,598
Operating and maintenance	614	396	1,748	18	2,776
Depreciation and amortization	308	431	188	76	1,003
Taxes other than income	232	189	122	17	560

Total operating expenses	3,915	2,843	5,299	(3,678)	8,379

Operating income (loss)	907	818	1,537	(122)	3,140

Other income and deductions
Interest expense, net	(220)	(211)	(91)	(93)	(615)
Equity in earnings (losses) of unconsolidated affiliates	(11)	(12)	2	(86)	(107)
Other, net	—	10	82	16	108

Total other income and deductions	(231)	(213)	(7)	(163)	(614)

Income (loss) from continuing operations before income taxes	676	605	1,530	(285)	2,526
Income taxes	273	200	595	(289)	779

Income from continuing operations	403	405	935	4	1,747
Income (loss) from discontinued operations	—	—	16	(3)	13

Net income	$403	$405	$951	$1	$1,760

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$1,840	$1,948	$(108)	$4,720	$4,822	$(102)

Operating expenses
Purchased power	994	1,082	(88)	2,623	2,761	(138)
Operating and maintenance	210	211	(1)	644	614	30
Impairment of goodwill	776	—	776	776	—	776
Depreciation and amortization	115	111	4	320	308	12
Taxes other than income	83	81	2	234	232	2

Total operating expenses	2,178	1,485	693	4,597	3,915	682

Operating income	(338)	463	(801)	123	907	(784)

Other income and deductions
Interest expense, net	(78)	(71)	(7)	(230)	(220)	(10)
Equity in losses of unconsolidated affiliates	(2)	(3)	1	(8)	(11)	3
Other, net	89	(10)	99	90	—	90

Total other income and deductions	9	(84)	93	(148)	(231)	83

Income (loss) before income taxes	(329)	379	(708)	(25)	676	(701)
Income taxes	177	155	22	300	273	27

Net income (loss)	$(506)	$224	$(730)	$(325)	$403	$(728)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$1,379	$1,322	$57	$3,933	$3,661	$272

Operating expenses
Purchased power	624	584	40	1,611	1,454	157
Fuel	42	42	—	445	373	72
Operating and maintenance	191	143	48	479	396	83
Depreciation and amortization	204	159	45	547	431	116
Taxes other than income	81	74	7	198	189	9

Total operating expenses	1,142	1,002	140	3,280	2,843	437

Operating income	237	320	(83)	653	818	(165)

Other income and deductions
Interest expense, net	(66)	(70)	4	(202)	(211)	9
Equity in losses of unconsolidated affiliates	(2)	(4)	2	(7)	(12)	5
Other, net	11	2	9	16	10	6

Total other income and deductions	(57)	(72)	15	(193)	(213)	20

Income before income taxes	180	248	(68)	460	605	(145)
Income taxes	46	82	(36)	140	200	(60)

Net income	$134	$166	$(32)	$320	$405	$(85)

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$2,635	$2,711	$(76)	$7,069	$6,836	$233

Operating expenses
Purchased power	826	1,047	(221)	1,607	2,014	(407)
Fuel	447	441	6	1,484	1,227	257
Operating and maintenance	574	537	37	1,682	1,748	(66)
Depreciation and amortization	71	63	8	210	188	22
Taxes other than income	49	48	1	133	122	11

Total operating expenses	1,967	2,136	(169)	5,116	5,299	(183)

Operating income	668	575	93	1,953	1,537	416

Other income and deductions
Interest expense	(38)	(33)	(5)	(120)	(91)	(29)
Equity in earnings (losses) of unconsolidated affiliates	(5)	(2)	(3)	(9)	2	(11)
Other, net	12	13	(1)	31	82	(51)

Total other income and deductions	(31)	(22)	(9)	(98)	(7)	(91)

Income from continuing operations before income taxes	637	553	84	1,855	1,530	325
Income taxes	244	219	25	696	595	101

Income from continuing operations	393	334	59	1,159	935	224
Income from discontinued operations	1	1	—	4	16	(12)

Net income	$394	$335	$59	$1,163	$951	$212

	Other (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Variance	2006	2005	Variance
Operating revenues	$(1,453)	$(1,508)	$55	$(3,762)	$(3,800)	$38

Operating expenses
Purchased power	(1,448)	(1,503)	55	(3,749)	(3,787)	38
Fuel	—	(1)	1	(1)	(2)	1
Operating and maintenance	109	9	100	184	18	166
Depreciation and amortization	10	25	(15)	58	76	(18)
Taxes other than income	5	8	(3)	17	17	—

Total operating expenses	(1,324)	(1,462)	138	(3,491)	(3,678)	187

Operating loss	(129)	(46)	(83)	(271)	(122)	(149)

Other income and deductions
Interest expense	(36)	(42)	6	(111)	(93)	(18)
Equity in losses of unconsolidated affiliates	(4)	(30)	26	(50)	(86)	36
Other, net	2	6	(4)	68	16	52

Total other income and deductions	(38)	(66)	28	(93)	(163)	70

Loss from continuing operations before income taxes	(167)	(112)	(55)	(364)	(285)	(79)
Income taxes	(101)	(112)	11	(207)	(289)	82

Income (loss) from continuing operations	(66)	—	(66)	(157)	4	(161)
Loss from discontinued operations	—	—	—	(1)	(3)	2

Net income (loss)	$(66)	$—	$(66)	$(158)	$1	$(159)

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30,	December 31,
	2006	2005
Current assets
Cash and cash equivalents	$279	$140
Restricted cash and investments	37	49
Accounts receivable, net
Customer	1,590	1,858
Other	399	337
Mark-to-market derivative assets	809	916
Inventories, at average cost
Fossil fuel	298	311
Materials and supplies	398	351
Deferred income taxes	113	80
Other	399	595

Total current assets	4,322	4,637

Property, plant and equipment, net	22,415	21,981

Deferred debits and other assets
Regulatory assets	3,917	4,386
Nuclear decommissioning trust funds	6,072	5,585
Investments	811	813
Goodwill	2,694	3,475
Mark-to-market derivative assets	370	371
Other	1,047	1,201

Total deferred debits and other assets	14,911	15,831

Total assets	$41,648	$42,449

Liabilities and shareholders’ equity
Current liabilities
Commercial paper and notes payable	$453	$1,290
Long-term debt due within one year	555	407
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	714	507
Accounts payable	1,147	1,467
Mark-to-market derivative liabilities	746	1,282
Accrued expenses	1,008	1,005
Other	904	605

Total current liabilities	5,527	6,563

Long-term debt	8,474	7,759
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	2,556	3,456
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,414	5,078
Asset retirement obligations	3,727	4,157
Pension obligations	296	268
Non-pension postretirement benefits obligations	1,115	1,014
Spent nuclear fuel obligation	938	906
Regulatory liabilities	2,282	2,170
Mark-to-market derivative liabilities	200	522
Other	785	798

Total deferred credits and other liabilities	14,757	14,913

Total liabilities	31,859	33,236

Minority interest of consolidated subsidiaries	—	1
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	8,261	7,987
Treasury stock, at cost	(498)	(444)
Retained earnings	3,130	3,206
Accumulated other comprehensive loss	(1,191)	(1,624)

Total shareholders’ equity	9,702	9,125

Total liabilities and shareholders’ equity	$41,648	$42,449

EXELON CORPORATION
Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended
	September 30,
	2006	2005
Cash flows from operating activities
Net income	$1,000	$1,760
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,621	1,477
Deferred income taxes and amortization of investment tax credits	(20)	487
Impairment charges	893	—
Other non-cash operating activities	255	264
Changes in assets and liabilities:
Accounts receivable	172	(213)
Inventories	(23)	(54)
Accounts payable, accrued expenses and other current liabilities	(307)	61
Counterparty collateral asset	236	(203)
Counterparty collateral liability	159	104
Income taxes	64	257
Net realized and unrealized mark-to-market and hedging transactions	(115)	(168)
Pension and non-pension postretirement benefit contributions	(49)	(2,059)
Other assets and liabilities	(381)	(167)

Net cash flows provided by operating activities	3,505	1,546

Cash flows from investing activities
Capital expenditures	(1,752)	(1,521)
Proceeds from nuclear decommissioning trust fund assets sales	3,584	3,234
Investment in nuclear decommissioning trust funds	(3,808)	(3,387)
Acquisition of businesses, net of cash acquired	—	(97)
Proceeds from sales of investments, long-lived assets and wholly owned subsidiaries, net of $32 million of cash sold during the nine months ended September 30, 2005	2	107
Change in restricted cash	12	38
Other investing activities	(24)	(59)

Net cash flows used in investing activities	(1,986)	(1,685)

Cash flows from financing activities
Issuance of long-term debt	920	1,788
Retirement of long-term debt	(64)	(382)
Retirement of long-term debt to financing affiliates	(691)	(639)
Issuance of short-term debt	—	2,500
Retirement of short-term debt	—	(2,200)
Change in other short-term debt	(837)	(344)
Dividends paid on common stock	(803)	(804)
Proceeds from employee stock plans	149	193
Purchase of treasury stock	(54)	(262)
Other financing activities	—	(57)

Net cash flows used in financing activities	(1,380)	(207)

Increase (decrease) in cash and cash equivalents	139	(346)
Cash and cash equivalents at beginning of period	140	499

Cash and cash equivalents at end of period	$279	$153

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$4,401	$(2)	(b)	$4,399	$4,473	$—		$4,473
Operating expenses
Purchased power	996	54	(b)	1,050	1,210	(7)	(b)	1,203
Fuel	489	37	(b)	526	482	93	(b)	575
Operating and maintenance	1,084	(143)	(c),(d),(f)	941	900	(19)	(c),(d),(f)	881
Impairment of goodwill	776	(776)	(h)	—	—	—		—
Depreciation and amortization	400	(2)	(d)	398	358	(19)	(c),(d)	339
Taxes other than income	218	—		218	211	—		211

Total operating expenses	3,963	(830)		3,133	3,161	48		3,209

Operating income	438	828		1,266	1,312	(48)		1,264

Other income and deductions
Interest expense	(218)	2	(c)	(216)	(216)	4	(c)	(212)
Equity in losses of unconsolidated affiliates	(13)	4	(c)	(9)	(39)	30	(c)	(9)
Other, net	114	(83)	(c), (g)	31	11	—		11

Total other income and deductions	(117)	(77)		(194)	(244)	34		(210)

Income from continuing operations before income taxes	321	751		1,072	1,068	(14)		1,054
Income taxes	366	16	(b),(c),(d),(f),(g)	382	344	65	(b),(c),(d),(f)	409

Income (loss) from continuing operations	(45)	735		690	724	(79)		645
Income from discontinued operations	1	(1)	(e)	—	1	(1)	(e)	—

Net income (loss)	$(44)	$734		$690	$725	$(80)		$645

Earnings (loss) per average common share
Income (loss) from continuing operations	$(0.07)	$1.10		$1.03	$1.08	$(0.12)		$0.96
Income from discontinued operations	—	—		—	—	—		—

Basic:	$(0.07)	$1.10		$1.03	$1.08	$(0.12)		$0.96

Income (loss) from continuing operations	$(0.07)	$1.09		$1.02	$1.07	$(0.12)		$0.95
Income from discontinued operations	—	—		—	—	—		—

Diluted:	$(0.07)	$1.09		$1.02	$1.07	$(0.12)		$0.95

Average common shares outstanding
Basic	671			671	670			670
Diluted	671			677	677			677

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.08				$0.08
Investments in synthetic fuel-producing facilities (c)		(0.02)				0.04
Charges associated with Exelon’s now terminated merger with PSEG (d)		(0.06)				(0.01)
Financial impact of Generation’s prior investment in Sithe (e)		—				—
Severance (f)		(0.02)				0.01
Recovery of debt costs at ComEd (g)		0.08				—
Impairment of ComEd’s goodwill (h)		(1.15)				—

Total adjustments		$(1.09)				$0.12

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(d)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(e)	Adjustment to exclude the financial impact of Generation’s prior investment in Sithe Energies, Inc. (Sithe) (sold in January 2005).

(f)	Adjustment to exclude severance charges or reductions to previously recorded severance reserves.

(g)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 ICC rate order.

(h)	Adjustment to exclude the impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$11,960	$5	(b)	$11,965	$11,519	$—		$11,519
Operating expenses
Purchased power	2,092	141	(b)	2,233	2,442	(11)	(b)	2,431
Fuel	1,928	(14)	(b)	1,914	1,598	135	(b)	1,733
Operating and maintenance	2,989	(109)	(c),(d),(e),(f)	2,880	2,776	(48)	(c),(d),(f)	2,728
Impairment of goodwill	776	(776)	(i)	—	—	—		—
Depreciation and amortization	1,135	(37)	(c),(d)	1,098	1,003	(56)	(c),(d)	947
Taxes other than income	582	—		582	560	—		560

Total operating expenses	9,502	(795)		8,707	8,379	20		8,399

Operating income	2,458	800		3,258	3,140	(20)		3,120

Other income and deductions
Interest expense	(663)	14	(c),(g)	(649)	(615)	11	(c)	(604)
Equity in losses of unconsolidated affiliates	(74)	50	(c)	(24)	(107)	86	(c)	(21)
Other, net	205	(132)	(c),(d),(h)	73	108	—		108

Total other income and deductions	(532)	(68)		(600)	(614)	97		(517)

Income from continuing operations before income taxes	1,926	732		2,658	2,526	77		2,603
Income taxes	929	41	(b),(c),(d),(e),(f),(g),(h)	970	779	220	(b),(c),(d),(f)	999

Income from continuing operations	997	691		1,688	1,747	(143)		1,604
Income (loss) from discontinued operations	3	(4)	(g)	(1)	13	(16)	(g)	(3)

Net income	$1,000	$687		$1,687	$1,760	$(159)		$1,601

Earnings per average common share
Basic:
Income from continuing operations	$1.49	$1.03		$2.52	$2.61	$(0.21)		$2.40
Income (loss) from discontinued operations	—	—		—	0.02	(0.02)		—

Net income	$1.49	$1.03		$2.52	$2.63	$(0.23)		$2.40

Diluted:
Income from continuing operations	$1.48	$1.02		$2.50	$2.58	$(0.21)		$2.37
Income (loss) from discontinued operations	—	—		—	0.02	(0.02)		—

Net income	$1.48	$1.02		$2.50	$2.60	$(0.23)		$2.37

Average common shares outstanding
Basic	670			670	669			669
Diluted	676			676	676			676

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.11				$0.11
Investments in synthetic fuel-producing facilities (c)		(0.08)				0.11
Charges associated with Exelon’s now terminated merger with PSEG (d)		(0.09)				(0.02)
Nuclear decommissioning obligation reduction (e)		0.13				—
Severance (f)		(0.02)				0.01
Financial impact of Generation’s prior investment in Sithe (g)		—				0.02
Recovery of debt costs at ComEd (h)		0.08				—
Impairment of ComEd’s goodwill (i)		(1.15)				—

Total adjustments		$(1.02)				$0.23

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(d)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(e)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(f)	Adjustment to exclude severance charges or reductions to previously recorded severance reserves.

(g)	Adjustment to exclude the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(h)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the July 2006 ICC rate order.

(i)	Adjustment to exclude the impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended September 30, 2006 and 2005

2005 GAAP Earnings per Diluted Share	$1.07

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.08)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.04)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	0.01
Reduction of Severance Reserves (4)	(0.01)

2005 Adjusted (non-GAAP) Operating Earnings	0.95

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (5)	(0.05)
Other Energy Delivery (6)	0.02
Net SECA Revenues (7)	(0.01)
PECO Energy Margins:
Weather (8)	(0.01)
Other Energy Delivery (9)	0.03
Generation Energy Margins, Excluding Mark-to-Market (10)	0.14
Stock-Based Compensation (11)	(0.01)
Pension and Non-Pension Postretirement Benefits Expense (12)	(0.01)
Recovery of Environmental Costs at ComEd (13)	0.04
Planned Nuclear Refueling Outages (14)	(0.02)
Storm Costs (15)	(0.04)
Other Operating and Maintenance Expense (16)	(0.02)
Depreciation and Amortization (17)	(0.06)
Interest Expense (18)	0.01
Income Taxes (19)	0.05
Taxes Other Than Income and Other (20)	0.01

2006 Adjusted (non-GAAP) Operating Earnings	1.02

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.08
Investments in Synthetic Fuel-Producing Facilities (2)	(0.02)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	(0.06)
Severance Charges (4)	(0.02)
Recovery of Debt Costs at ComEd (21)	0.08
Impairment of ComEd’s Goodwill (22)	(1.15)

2006 GAAP Loss per Share	$(0.07)

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain costs incurred in connection with Exelon’s merger with PSEG which was terminated in September 2006, including the $35 million (after tax) write-off of capitalized merger costs during the third quarter of 2006.

(4)	Reflects severance charges recorded during the period or reductions to previously recorded severance reserves.

(5)	Reflects less favorable weather conditions in the ComEd service territory in 2006.

(6)	Reflects increased revenues net of fuel at ComEd primarily due to decreased ancillary costs. Excludes the effects of the 2006 change in the purchased power agreement with Generation.

(7)	Reflects a decrease in net recognized SECA revenues.

(8)	Reflects less favorable weather conditions in the PECO service territory in 2006.

(9)	Reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(10)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(11)	Reflects increased stock-based compensation costs.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2006.

(13)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.

(14)	Reflects increased planned nuclear refueling outage costs.

(15)	Reflects increased storm costs primarily in the PECO service territory.

(16)	Reflects increased operating and maintenance expense primarily due to inflation.

(17)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(18)	Reflects decreased interest expense primarily due to the settlement of interest rate swaps in 2005.

(19)	Reflects the impact on net income primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO, partially offset by the income tax effect from the anticipated financial impacts of the Illinois auction.

(20)	Reflects decreased taxes other than income primarily due to the impact of certain unfavorable state tax matters in 2005.

(21)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.

(22)	Reflects impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Three Months Ended September 30, 2006 and 2005

	ComEd	PECO	Generation	Other	Exelon

2005 GAAP Earnings	$224	$166	$335	$—	$725

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	—	—	(52)	—	(52)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(28)	(28)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	1	3	1	—	5
Changes in Severance Reserves (4)	(3)	—	(2)	1	(4)
2005 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	(1)	—	(1)

2005 Adjusted (non-GAAP) Operating Earnings	222	169	281	(27)	645

Year Over Year Effects on Earnings:
ComEd and PECO Energy Margins:
Weather (6)	(33)	(7)	—	—	(40)
Other Energy Delivery (7)	14	18	—	—	32
Net SECA Revenues (8)	(4)	—	—	—	(4)
Generation Energy Margins, Excluding Mark-to-Market (9)	—	—	92	—	92
ComEd and Generation PPA Rate Change (10)	10	—	(10)	—	—
Stock-Based Compensation (11)	(3)	(1)	(5)	—	(9)
Pension and Non-Pension Postretirement Benefits Expense (12)	(4)	1	(3)	—	(6)
Recovery of Environmental Costs at ComEd (13)	25	—	—	—	25
Planned Nuclear Refueling Outages (14)	—	—	(15)	—	(15)
Storm Costs (15)	(2)	(21)	—	—	(23)
Other Operating and Maintenance Expense (16)	(6)	(3)	(6)	(1)	(16)
Depreciation and Amortization (17)	(2)	(31)	(7)	(1)	(41)
Interest Expense (18)	4	4	(3)	2	7
Income Taxes (19)	6	12	6	9	33
Taxes Other Than Income and Other (20)	(4)	(1)	15	—	10

2006 Adjusted (non-GAAP) Operating Earnings	223	140	345	(18)	690

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	1	—	56	1	58
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(13)	(13)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	(1)	(3)	(2)	(36)	(42)
Severance Charges (4)	(5)	(3)	(6)	—	(14)
2006 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	1	—	1
Recovery of Debt Costs at ComEd (21)	52	—	—	—	52
Impairment of ComEd’s Goodwill (22)	(776)	—	—	—	(776)

2006 GAAP Earnings (Loss)	$(506)	$134	$394	$(66)	$(44)

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain costs incurred in connection with Exelon’s merger with PSEG which was terminated in September 2006, including the $35 million (after tax) write-off of capitalized merger costs during the third quarter of 2006.

(4)	Reflects severance charges recorded during the period or reductions to previously recorded severance reserves.

(5)	Reflects the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(6)	Reflects less favorable weather conditions in the ComEd and PECO service territories in 2006.

(7)	Reflects increased revenues net of fuel at ComEd primarily due to decreased ancillary costs. Excludes the effects of the 2006 change in the purchased power agreement with Generation. Also, reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(8)	Reflects a decrease in net recognized SECA revenues.

(9)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(10)	Reflects the impact on net income of decreased prices in accordance with ComEd’s purchased power agreement with Generation.

(11)	Reflects increased stock-based compensation costs.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2006.

(13)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.

(14)	Reflects increased planned nuclear refueling outage costs.

(15)	Reflects increased storm costs primarily in the PECO service territory.

(16)	Reflects increased operating and maintenance expense primarily due to inflation.

(17)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(18)	Reflects decreased interest expense primarily due to the settlement of interest rate swaps in 2005.

(19)	Reflects the impact on net income primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO, partially offset by the income tax effect from the anticipated financial impacts of the Illinois auction.

(20)	Reflects decreased taxes other than income primarily due to the impact of certain unfavorable state tax matters in 2005.

(21)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.

(22)	Reflects impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Nine Months Ended September 30, 2006 and 2005

2005 GAAP Earnings per Diluted Share	$2.60

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.11)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.11)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	0.02
Reduction in Severance Reserves (4)	(0.01)
2005 Financial Impact of Generation’s Prior Investment in Sithe (5)	(0.02)

2005 Adjusted (non-GAAP) Operating Earnings	2.37

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (6)	(0.09)
Other Energy Delivery (7)	0.06
Net SECA Revenues (8)	(0.03)
PECO Energy Margins:
Weather (9)	(0.05)
Other Energy Delivery (10)	0.09
Generation Energy Margins, Excluding Mark-to-Market (11)	0.44
Stock-Based Compensation (12)	(0.05)
Pension and Non-Pension Postretirement Benefits Expense (13)	(0.02)
Asbestos Reserve (14)	0.04
Recovery of Environmental Costs at ComEd (15)	0.04
Planned Nuclear Refueling Outages (16)	(0.03)
Storm Costs (17)	(0.03)
Other Operating and Maintenance Expense (18)	(0.11)
Depreciation and Amortization (19)	(0.15)
Interest Expense (20)	(0.01)
Nuclear Decommissioning Trust Fund Rebalancing (21)	(0.03)
Income Taxes (22)	0.08
Taxes Other Than Income and Other (23)	(0.02)

2006 Adjusted (non-GAAP) Operating Earnings	2.50

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.11
Investments in Synthetic Fuel-Producing Facilities (2)	(0.08)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	(0.09)
Severance Charges (4)	(0.02)
Nuclear Decommissioning Obligation Reduction (24)	0.13
Recovery of Debt Costs at ComEd (25)	0.08
Impairment of ComEd’s Goodwill (26)	(1.15)

2006 GAAP Earnings per Diluted Share	$1.48

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives and a $69 million impairment charge (after tax) in 2006.

(3)	Reflects certain costs incurred in connection with Exelon’s merger with PSEG which was terminated in September 2006, including the $35 million (after tax) write-off of capitalized merger costs during the third quarter of 2006.

(4)	Reflects severance charges recorded during the period or reductions to previously recorded severance reserves.

(5)	Reflects the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(6)	Reflects less favorable weather conditions in the ComEd service territory.

(7)	Reflects increased revenues net of fuel at ComEd primarily due to increased deliveries (excluding the impact of weather) and decreased ancillary costs. Excludes the effects of the 2006 change in the purchased power agreement with Generation.

(8)	Reflects a decrease in net recognized SECA revenues.

(9)	Reflects less favorable weather conditions in the PECO service territory.

(10)	Reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(11)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(12)	Reflects increased stock-based compensation costs.

(13)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2006.

(14)	Reflects the impact on net income of a reserve recorded in 2005 by Generation for estimated future asbestos-related bodily injury claims.

(15)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.

(16)	Reflects increased planned nuclear refueling outage costs.

(17)	Reflects increased storm costs primarily in the PECO service territory.

(18)	Reflects increased operating and maintenance expense primarily due to inflation, increased bad debt expense at PECO and increased costs at Generation associated with non-outage operating costs.

(19)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(20)	Primarily reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made at the end of the first quarter of 2005, partially offset by the settlement of interest rate swaps in 2005.

(21)	Reflects the impact on net income of gains realized in 2005 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.

(22)	Reflects the impact on net income primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO, partially offset by the income tax effect from the anticipated financial impacts of the Illinois auction.

(23)	Reflects increased taxes other than income primarily due to favorable tax settlements at PECO and Generation in the first quarter of 2005, partially offset by the impact of certain unfavorable state tax matters in 2005.

(24)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(25)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.

(26)	Reflects impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Nine Months Ended September 30, 2006 and 2005

	ComEd	PECO	Generation	Other	Exelon

2005 GAAP Earnings	$403	$405	$951	$1	$1,760

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	—	—	(77)	—	(77)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(73)	(73)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	—	9	2	(1)	10
Changes in Severance Reserves (4)	(5)	1	1	—	(3)
2005 Financial Impact of Generation’s Prior Investment in Sithe (5)	—	—	(16)	—	(16)

2005 Adjusted (non-GAAP) Operating Earnings	398	415	861	(73)	1,601

Year Over Year Effects on Earnings:
ComEd and PECO Energy Margins:
Weather (6)	(58)	(32)	—	—	(90)
Other Energy Delivery (7)	44	60	—	—	104
Net SECA Revenues (8)	(19)	1	—	—	(18)
Generation Energy Margins, Excluding Mark-to-Market (9)	—	—	295	—	295
ComEd and Generation PPA Rate Change (10)	58	—	(58)	—	—
Stock-Based Compensation (11)	(11)	(5)	(19)	—	(35)
Pension and Non-Pension Postretirement Benefits Expense (12)	(4)	(1)	(7)	—	(12)
Asbestos Reserve (13)	—	—	27	—	27
Recovery of Environmental Costs at ComEd (14)	25	—	—	—	25
Planned Nuclear Refueling Outages (15)	—	—	(18)	—	(18)
Storm Costs (16)	1	(22)	—	—	(21)
Other Operating and Maintenance Expense (17)	(17)	(19)	(39)	1	(74)
Depreciation and Amortization (18)	(7)	(77)	(17)	(2)	(103)
Interest Expense (19)	5	10	(14)	(11)	(10)
Nuclear Decommissioning Trust Fund Rebalancing (20)	—	—	(21)	—	(21)
Income Taxes (21)	5	14	21	11	51
Taxes Other Than Income and Other (22)	(10)	(11)	(1)	8	(14)

2006 Adjusted (non-GAAP) Operating Earnings	410	333	1,010	(66)	1,687

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(3)	—	79	—	76
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(55)	(55)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	(4)	(10)	(8)	(36)	(58)
Severance Charges (4)	(4)	(3)	(7)	(1)	(15)
Nuclear Decommissioning Obligation Reduction (23)	—	—	89	—	89
Recovery of Debt Costs at ComEd (24)	52	—	—	—	52
Impairment of ComEd’s Goodwill (25)	(776)	—	—	—	(776)

2006 GAAP Earnings (Loss)	$(325)	$320	$1,163	$(158)	$1,000

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives and a $69 million impairment charge (after tax) in 2006.

(3)	Reflects certain costs incurred in connection with Exelon’s merger with PSEG which was terminated in September 2006, including the $35 million (after tax) write-off of capitalized merger costs during the third quarter of 2006.

(4)	Reflects severance charges recorded during the period or reductions to previously recorded severance reserves.

(5)	Reflects the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(6)	Reflects less favorable weather conditions in the ComEd and PECO service territories.

(7)	Reflects increased revenues net of fuel at ComEd primarily due to increased deliveries (excluding the impact of weather) and decreased ancillary costs. Excludes the effects of the 2006 change in the purchased power agreement with Generation. Also, reflects increased revenues at PECO primarily due to authorized electric rate increases, including scheduled CTC rate increases in accordance with PECO’s 1998 restructuring settlement with the PAPUC.

(8)	Reflects a decrease in net recognized SECA revenues.

(9)	Reflects higher realized prices on market sales and higher nuclear volumes at Generation. Excludes the impact of the 2006 change in the purchased power agreement with ComEd.

(10)	Reflects the impact on net income of decreased prices in accordance with ComEd’s purchased power agreement with Generation.

(11)	Reflects increased stock-based compensation costs.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2006.

(13)	Reflects the impact on net income of a reserve recorded by Generation in 2005 for estimated future asbestos-related bodily injury claims.

(14)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred environmental expenses associated with manufactured gas plants.

(15)	Reflects increased planned nuclear refueling outage costs.

(16)	Reflects increased storm costs primarily in the PECO service territory.

(17)	Reflects increased operating and maintenance expense primarily due to inflation, increased bad debt expense at PECO and increased costs at Generation associated with non-outage operating costs.

(18)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(19)	Primarily reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made at the end of the first quarter of 2005, partially offset by the settlement of interest rate swaps in 2005.

(20)	Reflects the impact on net income of gains realized in 2005 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.

(21)	Reflects the impact on net income primarily due to changes in income tax legislation in Pennsylvania and an ITC refund at PECO, partially offset by the income tax effect from the anticipated financial impacts of the Illinois auction.

(22)	Reflects increased taxes other than income primarily due to favorable tax settlements at PECO and Generation in the first quarter of 2005, partially offset by the impact of certain unfavorable state tax matters in 2005.

(23)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(24)	Reflects a one-time benefit approved by the July 2006 ICC rate order to recover previously incurred debt expenses to retire debt early.

(25)	Reflects impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	ComEd
	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,840	$(2)	(b)	$1,838	$1,948	$—		$1,948

Operating expenses
Purchased power	994	—		994	1,082	—		1,082
Operating and maintenance	210	(10)	(c), (d)	200	211	4	(c), (d)	215
Impairment of goodwill	776	(776)	(f)	—	—	—		—
Depreciation and amortization	115	—		115	111	—		111
Taxes other than income	83	—		83	81	—		81

Total operating expenses	2,178	(786)		1,392	1,485	4		1,489

Operating income (loss)	(338)	784		446	463	(4)		459

Other income and deductions
Interest expense, net	(78)	—		(78)	(71)	—		(71)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(3)	—		(3)
Other, net	89	(87)	(e)	2	(10)	—		(10)

Total other income and deductions	9	(87)		(78)	(84)	—		(84)

Income (loss) before income taxes	(329)	697		368	379	(4)		375

Income taxes	177	(32)	(b),(c),(d),(e)	145	155	(2)	(c), (d)	153

Net income (loss)	$(506)	$729		$223	$224	$(2)		$222

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$4,720	$5	(b)	$4,725	$4,822	$—		$4,822

Operating expenses
Purchased power	2,623	—		2,623	2,761	—		2,761
Operating and maintenance	644	(13)	(c),(d)	631	614	7	(c), (d)	621
Impairment of goodwill	776	(776)	(f)	—	—	—		—
Depreciation and amortization	320	—		320	308	—		308
Taxes other than income	234	—		234	232	—		232

Total operating expenses	4,597	(789)		3,808	3,915	7		3,922

Operating income	123	794		917	907	(7)		900

Other income and deductions
Interest expense, net	(230)	—		(230)	(220)	—		(220)
Equity in losses of unconsolidated affiliates	(8)	—		(8)	(11)	—		(11)
Other, net	90	(87)	(e)	3	—	—		—

Total other income and deductions	(148)	(87)		(235)	(231)	—		(231)

Income (loss) before income taxes	(25)	707		682	676	(7)		669

Income taxes	300	(28)	(b),(c),(d),(e)	272	273	(2)	(c), (d)	271

Net income (loss)	$(325)	$735		$410	$403	$(5)		$398

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of one wholesale contract at ComEd.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(d)	Adjustment to exclude severance charges and reductions to previously recorded severance reserves.

(e)	Adjustment to exclude the one-time benefit to recover previously incurred debt costs approved by the ICC rate order.

(f)	Adjustment to exclude the impairment of ComEd’s goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	PECO
	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,379	$—		$1,379	$1,322	$—		$1,322
Operating expenses
Purchased power	624	—		624	584	—		584
Fuel	42	—		42	42	—		42
Operating and maintenance	191	(6)	(b),(c)	185	143	(1)	(b)	142
Depreciation and amortization	204	(2)	(b)	202	159	(3)	(b)	156
Taxes other than income	81	—		81	74	—		74

Total operating expenses	1,142	(8)		1,134	1,002	(4)		998

Operating income	237	8		245	320	4		324

Other income and deductions
Interest expense, net	(66)	—		(66)	(70)	—		(70)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(4)	—		(4)
Other, net	11	—		11	2	—		2

Total other income and deductions	(57)	—		(57)	(72)	—		(72)

Income before income taxes	180	8		188	248	4		252
Income taxes	46	2	(b),(c)	48	82	1	(b)	83

Net income	$134	$6		$140	$166	$3		$169

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,933	$—		$3,933	$3,661	$—		$3,661

Operating expenses
Purchased power	1,611	—		1,611	1,454	—		1,454
Fuel	445	—		445	373	—		373
Operating and maintenance	479	(11)	(b),(c)	468	396	(5)	(b),(c)	391
Depreciation and amortization	547	(9)	(b)	538	431	(9)	(b)	422
Taxes other than income	198	—		198	189	—		189

Total operating expenses	3,280	(20)		3,260	2,843	(14)		2,829

Operating income	653	20		673	818	14		832

Other income and deductions
Interest expense, net	(202)	—		(202)	(211)	—		(211)
Equity in losses of unconsolidated affiliates	(7)	—		(7)	(12)	—		(12)
Other, net	16	—		16	10	—		10

Total other income and deductions	(193)	—		(193)	(213)	—		(213)

Income before income taxes	460	20		480	605	14		619

Income taxes	140	7	(b),(c)	147	200	4	(b),(c)	204

Net income	$320	$13		$333	$405	$10		$415

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(c)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$2,635	$—		$2,635	$2,711	$—		$2,711

Operating expenses
Purchased power	826	54	(b)	880	1,047	(7)	(b)	1,040
Fuel	447	37	(b)	484	441	93	(b)	534
Operating and maintenance	574	(14)	(c),(d)	560	537	—	(c),(d)	537
Depreciation and amortization	71	—		71	63	—		63
Taxes other than income	49	—		49	48	—		48

Total operating expenses	1,967	77		2,044	2,136	86		2,222

Operating income	668	(77)		591	575	(86)		489

Other income and deductions
Interest expense, net	(38)	—	(e)	(38)	(33)	—		(33)
Equity in gains (losses) of unconsolidated affiliates	(5)	—		(5)	(2)	—		(2)
Other, net	12	—		12	13	—		13

Total other income and deductions	(31)	—		(31)	(22)	—		(22)

Income from continuing operations before income taxes	637	(77)		560	553	(86)		467

Income taxes	244	(29)	(b),(c),(d),(e)	215	219	(33)	(b),(c),(d)	186

Income from continuing operations	393	(48)		345	334	(53)		281

Income (loss) from discontinued operations	1	(1)	(e)	—	1	(1)	(e)	—

Net income	$394	$(49)		$345	$335	$(54)		$281

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$7,069	$—		$7,069	$6,836	$—		$6,836

Operating expenses
Purchased power	1,607	141	(b)	1,748	2,014	(11)	(b)	2,003
Fuel	1,484	(14)	(b)	1,470	1,227	135	(b)	1,362
Operating and maintenance	1,682	127	(c),(d),(f)	1,809	1,748	(4)	(c),(d)	1,744
Depreciation and amortization	210	—		210	188	—		188
Taxes other than income	133	—		133	122	—		122

Total operating expenses	5,116	254		5,370	5,299	120		5,419

Operating income	1,953	(254)		1,699	1,537	(120)		1,417

Other income and deductions
Interest expense, net	(120)	7	(e)	(113)	(91)	—		(91)
Equity in gains (losses) of unconsolidated affiliates	(9)	—		(9)	2	—		2
Other, net	31	4	(c)	35	82	—		82

Total other income and deductions	(98)	11		(87)	(7)	—		(7)

Income from continuing operations before income taxes	1,855	(243)		1,612	1,530	(120)		1,410

Income taxes	696	(94)	(b),(c),(d),(e),(f)	602	595	(46)	(b),(c),(d)	549

Income from continuing operations	1,159	(149)		1,010	935	(74)		861

Income (loss) from discontinued operations	4	(4)	(e)	—	16	(16)	(e)	—

Net income	$1,163	$(153)		$1,010	$951	$(90)		$861

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(d)	Adjustment to exclude severance charges or reductions to previously recorded severance reserves.

(e)	Adjustment to exclude the financial impact of Generation’s prior investment in Sithe (sold in January 2005).

(f)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(1,453)	$—		$(1,453)	$(1,508)	$—		$(1,508)

Operating expenses
Purchased power	(1,448)	—		(1,448)	(1,503)	—		(1,503)
Fuel	—	—		—	(1)	—		(1)
Operating and maintenance	109	(113)	(b),(c)	(4)	9	(22)	(b),(d)	(13)
Depreciation and amortization	10	—		10	25	(16)	(b)	9
Taxes other than income	5	—		5	8	—		8

Total operating expenses	(1,324)	(113)		(1,437)	(1,462)	(38)		(1,500)

Operating loss	(129)	113		(16)	(46)	38		(8)

Other income and deductions
Interest expense, net	(36)	2	(b)	(34)	(42)	4	(b)	(38)
Equity in losses of unconsolidated affiliates	(4)	4	(b)	—	(30)	30	(b)	—
Other, net	2	4	(b)	6	6	—		6

Total other income and deductions	(38)	10		(28)	(66)	34		(32)

Loss from continuing operations before income taxes	(167)	123		(44)	(112)	72		(40)

Income taxes	(101)	75	(b),(c)	(26)	(112)	99	(b),(d)	(13)

Net income (loss)	$(66)	$48		$(18)	$—	$(27)		$(27)

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(3,762)	$—		$(3,762)	$(3,800)	$—		$(3,800)

Operating expenses
Purchased power	(3,749)	—		(3,749)	(3,787)	—		(3,787)
Fuel	(1)	—		(1)	(2)	—		(2)
Operating and maintenance	184	(212)	(b),(c),(d)	(28)	18	(46)	(b),(c)	(28)
Depreciation and amortization	58	(28)	(b)	30	76	(47)	(b)	29
Taxes other than income	17	—		17	17	—		17

Total operating expenses	(3,491)	(240)		(3,731)	(3,678)	(93)		(3,771)

Operating loss	(271)	240		(31)	(122)	93		(29)

Other income and deductions
Interest expense, net	(111)	7	(b)	(104)	(93)	11	(b)	(82)
Equity in losses of unconsolidated affiliates	(50)	50	(b)	—	(86)	86	(b)	—
Other, net	68	(49)	(b)	19	16	—		16

Total other income and deductions	(93)	8		(85)	(163)	97		(66)

Loss from continuing operations before income taxes	(364)	248		(116)	(285)	190		(95)
Income taxes	(207)	156	(b),(c),(d)	(51)	(289)	264	(b),(c)	(25)

Income (loss) from continuing operations	(157)	92		(65)	4	(74)		(70)

Loss from discontinued operations	(1)	—		(1)	(3)	—		(3)

Net income (loss)	$(158)	$92		$(66)	$1	$(74)		$(73)

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(d)	Adjustment to exclude severance charges.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended September 30,
(in GWhs)	2006	2005	% Change
Supply
Nuclear	35,867	35,584	0.8%
Purchased Power — Generation (a)	13,341	15,393	(13.3%)
Fossil and Hydro	3,794	4,321	(12.2%)

Power Team Supply	53,002	55,298	(4.2%)
Purchased Power — Other	360	182	97.8%

Total Electric Supply Available for Sale	53,362	55,480	(3.8%)
Less: Line Loss and Company Use	(3,302)	(3,022)	9.3%

Total Supply	50,060	52,458	(4.6%)

Energy Sales
Retail Sales	38,415	39,716	(3.3%)
Power Team Market Sales (a)	17,152	17,617	(2.6%)
Interchange Sales and Sales to Other Utilities	998	817	22.2%

	56,565	58,150	(2.7%)
Less: Distribution Only Sales	(6,505)	(5,692)	14.3%

Total Energy Sales	50,060	52,458	(4.6%)

	Nine Months Ended September 30,
(in GWhs)	2006	2005	% Change
Supply
Nuclear	104,800	103,049	1.7%
Purchased Power — Generation (a)	29,211	34,000	(14.1%)
Fossil and Hydro	9,914	10,704	(7.4%)

Power Team Supply	143,925	147,753	(2.6%)
Purchased Power — Other	1,038	606	71.3%

Total Electric Supply Available for Sale	144,963	148,359	(2.3%)
Less: Line Loss and Company Use	(8,377)	(8,081)	3.7%

Total Supply	136,586	140,278	(2.6%)

Energy Sales
Retail Sales	102,649	104,584	(1.9%)
Power Team Market Sales (a)	47,197	50,174	(5.9%)
Interchange Sales and Sales to Other Utilities	2,559	2,085	22.7%

	152,405	156,843	(2.8%)
Less: Distribution Only Sales	(15,819)	(16,565)	(4.5%)

Total Energy Sales	136,586	140,278	(2.6%)

(a)	Purchased power and market sales do not include trading volume of 8,909 GWhs and 6,757 GWhs for the three months ended September 30, 2006 and 2005, respectively, and 23,663 GWhs and 18,168 GWhs for the nine months ended September 30, 2006 and 2005, respectively.

EXELON CORPORATION
ComEd and PECO Sales Statistics
Three Months Ended September 30, 2006 and 2005

	ComEd					PECO
Electric Deliveries (in GWhs)	2006		2005		% Change	2006	2005	% Change
Full Service (a)
Residential	8,656		9,847		(12.1%)	3,787	4,075	(7.1%)
Small Commercial & Industrial	6,917		5,872		17.8%	2,146	2,175	(1.3%)
Large Commercial & Industrial	3,032		2,024		49.8%	4,455	4,214	5.7%
Public Authorities & Electric Railroads	577		496		16.3%	217	222	(2.3%)

Total Full Service	19,182		18,239		5.2%	10,605	10,686	(0.8%)

PPO (ComEd Only)
Small Commercial & Industrial	144		1,667		(91.4%)
Large Commercial & Industrial	55		1,524		(96.4%)

	199		3,191		(93.8%)

Delivery Only (b)
Residential	(d	)	(d	)		17	95	(82.1%)
Small Commercial & Industrial	1,748		1,391		25.7%	183	326	(43.9%)
Large Commercial & Industrial	4,553		3,785		20.3%	4	95	(95.8%)

	6,301		5,176		21.7%	204	516	(60.5%)

Total PPO and Delivery Only	6,500		8,367		(22.3%)	204	516	(60.5%)

Total Retail Deliveries	25,682		26,606		(3.5%)	10,809	11,202	(3.5%)

Gas Deliveries (mmcf) (PECO only)
Retail Sales						3,950	3,786	4.3%
Transportation						6,184	5,755	7.5%

Total Gas Deliveries						10,134	9,541	6.2%

Revenue (in millions)
Full Service (a)
Residential	$802		$903		(11.2%)	$570	$578	(1.4%)
Small Commercial & Industrial	584		492		18.7%	276	257	7.4%
Large Commercial & Industrial	181		115		57.4%	363	325	11.7%
Public Authorities & Electric Railroads	36		31		16.1%	21	19	10.5%

Total Full Service	1,603		1,541		4.0%	1,230	1,179	4.3%

PPO (ComEd Only) (c)
Small Commercial & Industrial	15		120		(87.5%)
Large Commercial & Industrial	5		94		(94.7%)

	20		214		(90.7%)

Delivery Only (b)
Residential	(d	)	(d	)		1	8	(87.5%)
Small Commercial & Industrial	28		20		40.0%	11	17	(35.3%)
Large Commercial & Industrial	48		40		20.0%	—	2	(100.0%)

	76		60		26.7%	12	27	(55.6%)

Total PPO and Delivery Only	96		274		(65.0%)	12	27	(55.6%)

Total Retail Electric Revenue	1,699		1,815		(6.4%)	1,242	1,206	3.0%
Wholesale and Miscellaneous Revenue (e)	139		133		4.5%	68	49	38.8%
Mark-to-market wholesale contract	2		—		n.m.	—	—	0.0%
Gas Revenue (PECO only)
Retail Sales	n/a		n/a			64	58	10.3%
Transportation and Other	n/a		n/a			5	9	(44.4%)

Total Revenues	$1,840		$1,948		(5.5%)	$1,379	$1,322	4.3%

Heating and Cooling Degree-Days	2006		2005		Normal	2006	2005	Normal
Heating Degree-Days	115		37		127	34	7	41
Cooling Degree-Days	710		808		603	969	1,178	900

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s purchase power option (PPO) includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of September 30, 2006, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM Interconnection, LLC (PJM), sales to municipalities and other wholesale energy sales.

n.m. — Not meaningful

n/a — Not applicable

EXELON CORPORATION
ComEd and PECO Sales Statistics
Nine Months Ended September 30, 2006 and 2005

	ComEd					PECO
Electric Deliveries (in GWhs)	2006		2005		% Change	2006	2005	% Change
Full Service (a)
Residential	21,577		23,193		(7.0%)	9,703	10,030	(3.3%)
Small Commercial & Industrial	17,945		16,083		11.6%	5,899	5,637	4.6%
Large Commercial & Industrial	7,641		5,907		29.4%	12,032	11,429	5.3%
Public Authorities & Electric Railroads	1,692		1,548		9.3%	689	653	5.5%

Total Full Service	48,855		46,731		4.5%	28,323	27,749	2.1%

PPO (ComEd Only)
Small Commercial & Industrial	2,467		4,126		(40.2%)
Large Commercial & Industrial	2,253		4,642		(51.5%)

	4,720		8,768		(46.2%)

Delivery Only (b)
Residential	(d	)	(d	)		50	273	(81.7%)
Small Commercial & Industrial	3,933		4,554		(13.6%)	528	1,038	(49.1%)
Large Commercial & Industrial	11,276		10,273		9.8%	32	427	(92.5%)

	15,209		14,827		2.6%	610	1,738	(64.9%)

Total PPO and Delivery Only	19,929		23,595		(15.5%)	610	1,738	(64.9%)

Total Retail Deliveries	68,784		70,326		(2.2%)	28,933	29,487	(1.9%)

Gas Deliveries (mmcf) (PECO only)
Retail Sales						35,163	41,318	(14.9%)
Transportation						19,203	19,319	(0.6%)

Total Gas Deliveries						54,366	60,637	(10.3%)

Revenue (in millions)
Full Service (a)
Residential	$1,899		$2,027		(6.3%)	$1,365	$1,322	3.3%
Small Commercial & Industrial	1,423		1,276		11.5%	722	643	12.3%
Large Commercial & Industrial	421		308		36.7%	978	871	12.3%
Public Authorities & Electric Railroads	104		96		8.3%	63	59	6.8%

Total Full Service	3,847		3,707		3.8%	3,128	2,895	8.0%

PPO (ComEd Only) (c)
Small Commercial & Industrial	177		285		(37.9%)
Large Commercial & Industrial	137		265		(48.3%)

	314		550		(42.9%)

Delivery Only (b)
Residential	(d	)	(d	)		4	21	(81.0%)
Small Commercial & Industrial	61		78		(21.8%)	29	52	(44.2%)
Large Commercial & Industrial	115		120		(4.2%)	1	11	(90.9%)

	176		198		(11.1%)	34	84	(59.5%)

Total PPO and Delivery Only	490		748		(34.5%)	34	84	(59.5%)

Total Retail Electric Revenue	4,337		4,455		(2.6%)	3,162	2,979	6.1%

Wholesale and Miscellaneous Revenue (e)	388		367		5.7%	185	154	20.1%

Mark-to-market wholesale contract	(5)		—		n.m.	—	—	0.0%

Gas Revenue (PECO only)
Retail Sales	n/a		n/a			570	503	13.3%
Transportation and Other	n/a		n/a			16	25	(36.0%)

Total Revenues	$4,720		$4,822		(2.1%)	$3,933	$3,661	7.4%

Heating and Cooling Degree-Days	2006	2005	Normal	2006	2005	Normal
Heating Degree-Days	3,473	3,781	4,187	2,556	3,115	3,088
Cooling Degree-Days	922	1,123	820	1,297	1,505	1,216

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a CTC.

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of September 30, 2006, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM, sales to municipalities and other wholesale energy sales.

n.m. — Not meaningful

n/a — Not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005
GWh Sales
ComEd	22,566	18,685	20,309	19,749	24,331
PECO	11,361	9,262	9,615	9,404	11,442
Market and Retail Sales	19,075	18,744	14,308	17,431	19,525

Total Sales (a)	53,002	46,691	44,232	46,584	55,298

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$39.31	$35.80	$37.22	$32.56	$39.87
PECO	47.71	46.32	43.27	42.32	44.84
Market and Retail Sales (b)	54.21	50.31	52.14	49.34	53.16
Total Sales — without trading	46.47	43.71	43.36	40.81	45.61

Average Purchased Power and Fuel Cost — without trading (c)	$24.38	$17.28	$15.94	$18.78	$27.09

Average Margin — without trading (c)	$22.09	$26.43	$27.42	$22.03	$18.52

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$58.15	$48.07	$56.42	$73.87	$75.33
ComEd — NIHUB	46.15	39.28	42.48	52.81	54.75

(a)	Total sales do not include trading volume of 8,909 GHws, 7,769 GHws, 6,985 GWhs, 8,756 GWhs, and 6,757 GWhs for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $52 million, $34 million, and $52 million for the three months ended September 30, 2006, June 30, 2006, and September 30, 2005, respectively.

(c)	Excludes the mark-to-market impact of Generation’s non-trading activities.

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Nine Months Ended September 30,
	2006	2005
GWh Sales
ComEd	61,559	63,049
PECO	30,238	29,759
Market and Retail Sales	52,128	54,945

Total Sales (a)	143,925	147,753

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$37.56	$39.05
PECO	45.87	42.78
Market and Retail Sales (b)	52.24	45.15
Total Sales — without trading	44.62	42.07

Average Purchased Power and Fuel Cost — without trading (c)	$19.48	$20.45

Average Margin — without trading (c)	$25.14	$21.62

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$54.21	$56.60
ComEd — NIHUB	42.64	44.26

2006 Forward market prices — October through December
Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$43.60
ComEd — NIHUB	35.50
Gas Prices ($/Mmbtu)
Henry Hub	$5.70

(a)	Total sales do not include trading volume of 23,663 GWhs and 18,168 GWhs for the nine months ended September 30, 2006 and 2005, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $86 million for the nine months ended September 30, 2006 and 2005.

(c)	Excludes the mark-to-market impact of Generation’s non-trading activities.